Company Contact:	Investor Contact:
Sal Quadrino, CFO	Joseph M. Zappulla
Helios & Matheson North America Inc.	Grannus Financial Advisors, Inc.
732-499-8228	212-681-4100
squadrino@hmna.com	jzappulla@grannusfinancial.com

Helios & Matheson North America Reports Third Quarter Financial Results

NEW YORK, New York, November 8, 2007 – Helios & Matheson North America Inc. (“Helios & Matheson”) (Nasdaq Capital Market: HMNA), an IT and Business Process Outsourcing (“BPO”) services provider to Fortune 1000 Companies and other large organizations, today reported financial results for its third quarter ended September 30, 2007. The Company reported revenue of $5.0 million for the third quarter compared to $4.7 million in the second quarter and $6.0 million for the third quarter of 2006. Revenue for the first nine months was $15.6 million, which compares to $18.6 million for the comparable period in 2006. The Company reported a net loss for the third quarter of $(259,000) or $(0.11) per basic share compared to a net loss of $(568,000) or $(0.24) per basic share for the second quarter of 2007 and net earnings of $12,000 or $0.01 per diluted share for the third quarter of 2006. During the first nine months of 2007, the Company incurred a net loss of $(615,000) or $(0.26) per basic share compared to net earnings of $555,000 or $0.23 per diluted share for the same period of the previous year, which included $881,000 of net proceeds received by the Company in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solutions Corporation.

(In 000s except per share amounts)	Three Months Ended			Nine Months Ended
	9-30-07	9-30-06	6-30-07	9-30-07	9-30-06¹
Revenue	$4,957	$5,971	$4,733	$15,567	$18,619
Gross Profit	$1,393	$1,805	$1,159	$4,523	$5,229
Income/(loss) from operations	$(363)	$4	$(597)	$(800)	$547
Net Income/(loss)	$(259)	$12	$(568)	$(615)	$555
EPS per basic share	$(0.11)	$0.01	$(0.24)	$(0.26)	$0.23
EPS per diluted share	$(0.11)	$0.01	$(0.24)	$(0.26)	$0.23
¹

Includes net proceeds received by the Company in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solution Corporation of $881,000 in the nine month period ended September 30, 2006 respectively.

The Company’s gross margin increased to 28.1 percent in the third quarter of 2007 from 24.5 percent in the second quarter and 30.2 percent during the third quarter of 2006. For the nine month period ended September 30, 2007 gross margin increased to 29.1 percent from 28.1 percent for the same period in the previous year. Selling, general and administrative costs (“SG&A”) during the third quarter was virtually flat with the prior quarter at $1.7 million, and represented a decrease of $59,000 or 3 percent from the third quarter of 2006 level. SG&A for the first nine months of 2007 was $5.2 million, a decrease of $271,000 or 5 percent when compared to the comparable prior year period SG&A (excluding the $881,000 of net proceeds received by the Company in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solutions Corporation).

Commenting on the third quarter results, Shmuel BenTov, Helios & Matheson’s president and CEO, said, “While our efforts to significantly drive revenue have not met our expectations, on a quarter to quarter comparison, third quarter revenue increased 5 percent over the current year second quarter. We continue to monitor the progress of our sales and marketing initiatives as we focus on top-line growth and return to profitability.”

Helios & Matheson has scheduled a conference call to present its third quarter financial results today, Thursday, November 8, 2007, at 4:15 pm (EST). Interested parties may access the conference call by dialing 800-950-3502 and providing the following reservation number: 21354226. The live conference call and a replay of the conference call in its entirety will be available via the Internet through MarketWire at http://www.visualwebcaster.com/event.asp?id=43792. A copy of this press release is also available at the Company’s website at http://www.easyir.com/easyir/prss.do?easyirid=F1550FDE4659A723.

About Helios & Matheson North America

Helios & Matheson has built a reputation for cutting-edge IT and BPO solutions that is exemplified by its impressive roster of Fortune 1000 customers and other large organizations. The Company focuses on a business-oriented, value-added approach to its end-to-end, IT services and business process outsourcing solutions, which include staffing, projects and outsourcing. For over 20 years, the Company has provided complete project life-cycle services in the areas of business intelligence, custom application development, support and maintenance, data supply chain, collaboration, quality assurance, project and application portfolio management, and other specific vertical solutions. The Company has offices in New York City, Clark, New Jersey, and Bangalore, India. More information about the Company can be found at its web site at www.hmna.com.

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to Helios & Matheson North America’s plans, beliefs and intentions, are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, Helios & Matheson North America’s ability to scale its existing and any new businesses. For a more complete description of the risks that apply to the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2007.

* * * * * Financial Statements Follow * * * * *

HELIOS & MATHESON NORTH AMERICA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,		Three Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$15,566,831	$18,619,173	$4,957,067	$5,970,680
Cost of revenues	11,044,078	13,389,843	3,563,827	4,166,012
Gross profit	4,522,753	5,229,330	1,393,240	1,804,668
Operating expenses:
Selling, general & administrative	5,180,012	4,570,614	1,707,348	1,766,374
Depreciation & amortization	142,903	112,176	48,746	34,694
	5,322,915	4,682,790	1,756,094	1,801,068
(Loss)/Income from operations	(800,162)	546,540	(362,854)	3,600
Other income(expense):
Interest income-net	126,986	34,683	34,075	17,623
	126,986	34,683	34,075	17,623
(Loss)/Income before income taxes	(673,176)	581,223	(328,779)	21,223
Provision for income taxes	(57,769)	26,251	(69,601)	8,751
Net (loss)/income	(615,407)	554,972	(259,178)	12,472
Other comprehensive income/(loss) – foreign currency adjustment	4,920	(395)	(307)	4,091
Comprehensive (loss)/income	$(610,487)	$554,577	$(259,485)	$16,563
Net (loss)/income per share
Basic	$(0.26)	$0.23	$(0.11)	$0.01
Diluted	$(0.26)	$0.23	$(0.11)	$0.01

HELIOS & MATHESON NORTH AMERICA INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$3,134,091	$3,849,056
Accounts receivable- less allowance for doubtful accounts of $205,888 at September 30, 2007 and $225,741 at December 31, 2006	3,385,694	3,676,869
Unbilled receivables	153,453	316,156
Prepaid expenses and other current assets	180,568	159,398
Total current assets	6,853,806	8,001,479
Property and equipment, net	374,944	457,223
Goodwill	1,140,964	1,140,964
Deposits and other assets	153,115	189,620
Total assets	$8,522,829	$9,789,286
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,682,897	$2,294,929
Deferred revenue	113,574	285,227
Total current liabilities	1,796,471	2,580,156
Shareholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued and outstanding as of September 30, 2007, and December 31, 2006.	—	—
Common stock, $.01 par value; 30,000,000 shares authorized; 2,396,707 issued and outstanding as of September 30, 2007; 2,382,801 issued and outstanding as of December 31, 2006.	23,967	23,828
Paid-in capital	34,735,226	34,607,651
Accumulated other comprehensive income - foreign currency translation	8,870	3,949
Accumulated deficit	(28,041,705)	(27,426,298)
Total shareholders’ equity	6,726,358	7,209,130
Total liabilities and shareholders’ equity	$8,522,829	$9,789,286